Exhibit 99.1

GLUCOTRACK APPOINTS NEUROMODULATION AND PAINFUL DIABETIC NEUROPATHY EXPERT, USMAN LATIF, MD, MBA, TO CLINICAL ADVISORY TEAM

Renowned pain management and medical technology leader to accelerate Glucotrack’s strategy for integrated glucose monitoring applications, building on Company’s 2024 expansion into epidural monitoring

Rutherford, NJ, October 29, 2025 (GLOBE NEWSWIRE) – Glucotrack, Inc.(“Glucotrack”, or the “Company”) (Nasdaq: GCTK), a medical device company focused on the design, development, and commercialization of novel technologies for people with diabetes, announced today that Usman Latif, MD, MBA, has been named to Glucotrack’s clinical advisory team, providing strategic counsel as the Company advances its epidural glucose monitoring applications alongside its continuous blood glucose monitor (CBGM).

“Dr. Latif is a prominent pain management specialist and opinion leader with deep expertise in neuromodulation and treatment of Painful Diabetic Neuropathy (PDN). His exceptional knowledge in pain management and product design will be invaluable as we advance integrated disease and device management solutions for PDN patients,” said Paul V. Goode, PhD, President and Chief Executive Officer of Glucotrack.

Dr. Latif is an Associate Professor in the Department of Anesthesiology, Pain and Perioperative Medicine at The University of Kansas Medical Center and a Board-certified Anesthesiologist at The University of Kansas Health System. Dr. Latif earned his medical degree from the University of Kansas and completed residencies in Internal Medicine at Wake Forest University and Anesthesiology at Johns Hopkins Hospital. He then completed a fellowship in Interventional Pain Management at Harvard/Massachusetts General Hospital. He previously served as faculty at Yale University School of Medicine, where he worked as a Sub-Investigator at the Pfizer Clinical Research Unit. Dr. Latif also holds an MBA and earned a certificate in Value-Based Healthcare from Harvard Business School. He has published extensively in novel research, clinical guidelines, and textbook chapters. His research focuses on neuromodulation, innovative technology applications, AI, and data-driven medical advances.

“I’m excited to join Glucotrack’s clinical advisory team and help integrate glucose sensing directly into spinal cord stimulator leads,” said Dr. Usman Latif. “For patients with PDN, managing their condition often involves multiple devices and disjointed streams of information. Glucotrack’s vision of integrating continuous glucose monitoring into proven pain management therapies like spinal cord stimulation could be a significant advancement in integrated care. It’s an honor to help guide the development of a technology that could simplify care, empower physicians with better data, and ultimately improve outcomes for these patients.”

PDN is a progressive neurological disorder that affects approximately one-fifth of the more than 38 million Americans with diabetes, equating to more than 7 million individuals.1,2 Its symptoms include pain and numbness in the feet, legs, and hands which can significantly impact patients’ quality of life and functional ability.3 Recently, Spinal Cord Stimulation (SCS) technology has been indicated as a treatment option providing significant long-term pain relief to these patients.4 A spinal cord stimulator is an implanted device, with electrodes placed in the epidural space, that sends low levels of electricity directly into the spinal cord to relieve pain.5 Glucotrack’s sensing technology has the potential to be integrated into existing SCS devices to measure epidural glucose in patients with PDN who decide to undergo SCS treatment.

Following Glucotrack’s announcement in April 2024 of its expansion into epidural glucose monitoring, the Company has successfully completed a long-term preclinical study demonstrating the feasibility and safety of glucose monitoring in the epidural space. This technology builds on Glucotrack’s glucose sensing capabilities developed for its CBGM platform.

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1 Abbott CA, Malik RA, van Ross ER, Kulkarni J, Boulton AJ. Prevalence and characteristics of painful diabetic neuropathy in a large community-based diabetic population in the U.K. Diabetes Care 2011;34:2220–2224.

2 Centers for Disease Control and Prevention. (2022). National Diabetes Statistics Report website. https://www.cdc.gov/diabetes/data/statistics-report/index.html

3 Schmader KE. Epidemiology and impact on quality of life of postherpetic neuralgia and painful diabetic neuropathy.  Clin J Pain. 2002;18(6):350-354. doi:10.1097/00002508-200211000-00002.

4 Erika A. Petersen, Thomas G. Stauss, James A. Scowcroft, Elizabeth S. Brooks, Judith L. White, Shawn M. Sills, Kasra Amirdelfan, Maged N. Guirguis, Jijun Xu, Cong Yu, Ali Nairizi, Denis G. Patterson, Kostandinos C. Tsoulfas, Michael J. Creamer, Vincent Galan, Richard H. Bundschu, Neel D. Mehta, Dawood Sayed, Shivanand P. Lad, David J. DiBenedetto, Khalid A. Sethi, Johnathan H. Goree, Matthew T. Bennett, Nathan J. Harrison, Atef F. Israel, Paul Chang, Paul W. Wu, Charles E. Argoff, Christian E. Nasr, Rod S. Taylor, David L. Caraway, Nagy A. Mekhail; Durability of High-Frequency 10-kHz Spinal Cord Stimulation for Patients With Painful Diabetic Neuropathy Refractory to Conventional Treatments: 12-Month Results From a Randomized Controlled Trial. Diabetes Care 5 January 2022; 45 (1): e3–e6. https://doi.org/10.2337/dc21-1813

5 Dydyk AM, Tadi P. Spinal Cord Stimulator Implant. [Updated 2023 Jul 3]. In: StatPearls [Internet]. Treasure Island (FL): StatPearls Publishing; 2024 Jan-. Available from: https://www.ncbi.nlm.nih.gov/books/NBK555994/

About Glucotrack, Inc.

Glucotrack, Inc. (Nasdaq: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s Continuous Blood Glucose Monitor (CBGM) is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information, please visit http://www.glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com